Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and under the sections "Summary Historical Consolidated Financial And Other Data" and "Selected Historical Consolidated Financial And Other Data" and to the use of our report dated March 18, 2005, in the Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 (333-124605) and related Prospectus of James River Group, Inc. dated July 21, 2005.

/s/ Ernst & Young LLP

Richmond, Virginia
July 21, 2005